Exhibit 99.3

Compass Diversified Holdings
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Clean Earth Holdings, Inc. ("Clean Earth") with a total purchase price of approximately $252.9 million, including $9.9 million of cash and working capital adjustments, as further described on Form 8-K that we filed on August 27, 2014.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the six months ended June 30, 2014, give effect to the acquisition of Clean Earth as if it had occurred on January 1, 2013. The proforma condensed combined balance sheet as of June 30, 2014 gives effect to the acquisition of Clean Earth as if it were completed on June 30, 2014.

The "as reported" financial information of Clean Earth is derived from the historical financial statements of Clean Earth for comparable periods which are included elsewhere in this 8-K. The "as reported" financial information for Compass Diversified Holdings (the "Company") is derived from the audited financial statements of the Company as of December 31, 2013 and for the year ended December 31, 2013 as filed on Form 10-K dated March 11, 2014, and the unaudited financial statements of the Company as of June 30, 2014 and for the six months ended June 30, 2014 as filed on Form 10-Q dated August 6, 2014.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes. The pro forma adjustments described in the accompanying notes have been made based on the available information and, in the opinion of management, are reasonable. The preliminary purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on the estimated fair value as of the completion of the acquisition. The unaudited pro forma condensed combined statements of income reflect the effects of applying certain preliminary purchase accounting adjustments to the historical consolidated results of operations, including items expected to have a continuing impact on the consolidated results, such as depreciation and amortization on acquired tangible and intangible assets. The unaudited pro forma condensed combined statement of income does not include certain items such as transaction costs related to the acquisition. A full and detailed valuation of Clean Earth's assets and liabilities is being completed and certain information remains pending at this time. The final purchase price allocation is subject to the final determination of the fair value of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ materially from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statement of income, expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

You should read these unaudited pro forma condensed financial statements in conjunction with the accompanying notes, the financial statements of Clean Earth included in this Form 8-K and the consolidated financial statements for the Company, including the notes thereto as previously filed.

Compass Diversified Holdings
Condensed Combined Pro Forma Balance Sheet at June 30, 2014
(unaudited)

(in thousands)		Clean Earth Acquisition
	Compass Diversified Holdings as Reported	Clean Earth as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Assets
Current assets:
Cash and cash equivalents	$115,349	$4,340	$(94,255)	(a)	$25,434
Accounts receivable, net	137,215	34,919	—		172,134
Inventories	166,723	—	—		166,723
Prepaid expenses and other current assets	23,766	3,679	—		27,445
Total current assets	443,053	42,938	(94,255)		391,736
Property, plant and equipment, net	70,470	21,587	20,234	(b)	112,291
Goodwill	258,717	93,198	23,347	(b)	375,262
Intangible assets, net	331,121	63,650	71,197	(b)	465,968
Deferred debt issuance costs, net	13,227	—	—		13,227
Other non-current assets	12,852	2,060	(1,301)	(c)	13,611
Total assets	$1,129,440	$223,433	$19,222		$1,372,095
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$65,336	$11,052	$—		$76,388
Accrued expenses	47,747	13,860	1,935	(d)	63,542
Due to related party	4,399	—	—		4,399
Current portion, long-term debt	5,750	2,890	(2,890)	(b)	5,750
Other current liabilities	4,760	1,290	—		6,050
Total current liabilities	127,992	29,092	(955)		156,129
Deferred income taxes	57,658	20,652	38,234	(b)	116,544
Long-term debt, less original issue discount	359,986	79,724	78,976	(b), (e)	518,686
Other non-current liabilities	23,483	668	—		24,151
Total liabilities	569,119	130,136	116,255		815,510
Stockholders’ equity					—
Trust shares, no par value	725,453	62,495	(62,495)	(b)	725,453
Accumulated other comprehensive income	788	—	—		788
Accumulated deficit	(276,800)	30,802	(36,813)	(b), (d)	(282,811)
Total stockholders’ equity attributable to Holdings	449,441	93,297	(99,308)		443,430
Noncontrolling interest	110,880	—	2,275	(b)	113,155
Total stockholders’ equity	560,321	93,297	(97,033)		556,585
Total liabilities and stockholders’ equity	$1,129,440	$223,433	$19,222		$1,372,095

Compass Diversified Holdings
Condensed Combined Pro Forma Statement of Operations
for the year ended December 31, 2013
(unaudited)

(in thousands, except per share data)
		Clean Earth Acquisition
	Compass Diversified Holdings as Reported	Clean Earth as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net sales	$985,539	$155,929	$—		$1,141,468
Cost of sales	679,708	114,941	1,426	(f)	796,075
Gross Profit	305,831	40,988	(1,426)		345,393

Operating expenses:
Selling, general and administrative expense	167,738	20,006	83	(g)	187,827
Profit allocation expense (reversal)	(45,995)	—	—		(45,995)
Management fees	18,632	1,003	3,857	(h)	23,492
Amortization expense	29,632	1,569	5,175	(i)	36,376
Impairment expense	12,918	—	—		12,918
Operating income	122,906	18,410	(10,541)		130,775

Other income (expense)
Interest expense, net	(19,376)	(7,238)	1,642	(j)	(24,972)
Amortization of debt issuance cost	(2,123)	—	—		(2,123)
Loss on debt extinguishment	(1,785)	—	—		(1,785)
Other income (expense), net	(77)	1,543	—		1,466
Income before income taxes	99,545	12,715	(8,899)		103,361
Provision for income taxes	20,729	5,199	—		25,928
Net income	78,816	7,516	(8,899)		77,433
Net income attributable to noncontrolling interest	10,752	—	—		10,752

Net income attributable to Holdings	$68,064	$7,516	$(8,899)		$66,681

Basic and fully diluted loss per share attributable to Holdings	$1.05				$1.02

Weighted average number of shares	48,300				48,300

Compass Diversified Holdings
Condensed Combined Pro Forma Statement of Operations
for the six months ended June 30, 2014
(unaudited)

(in thousands, except per share data)
		Clean Earth Acquisition
	Compass Diversified Holdings as Reported	Clean Earth as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net sales	$515,132	$68,052	$—		$583,184
Cost of sales	356,238	47,739	649	(f)	404,626
Gross Profit	158,894	20,313	(649)		178,558

Operating expenses:
Selling, general and administrative expense	94,253	10,065	32	(g)	104,350
Management fees	9,758	506	1,924	(h)	12,188
Amortization expense	15,027	912	2,460	(i)	18,399
Operating income	39,856	8,830	(5,065)		43,621

Other income (expense)
Interest expense, net	(9,382)	(2,774)	989	(j)	(11,167)
Amortization of debt issuance cost	(1,153)	—	—		(1,153)
Loss on debt extinguishment	(2,143)	—	—		(2,143)
Other income (expense), net	290	1,998	—		2,288
Income before income taxes	27,468	8,054	(4,076)		31,446
Provision for income taxes	7,776	3,216	—		10,992
Net income	19,692	4,838	(4,076)		20,454
Net income attributable to noncontrolling interest	9,314	—	—		9,314

Net income attributable to Holdings	$10,378	$4,838	$(4,076)		$11,140

Basic and fully diluted loss per share attributable to Holdings	$0.19				$0.21

Weighted average number of shares	48,300				48,300

Compass Diversified Holdings
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Pro forma information is intended to reflect the impact of the acquisition of Clean Earth on the Company’s historical financial position and results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma statements of operations that are expected to have a continuing impact. This information in Note 1 provides a description of each of the pro forma adjustments from each line item in the pro forma condensed combined financial statements together with information explaining how the adjustments were derived or calculated. The information in Note 2 provides a description of the adjustments to fair value and how the adjustments were determined. All amounts are in thousands of dollars ($000's).

Note 1. Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the unaudited condensed combined pro forma balance sheet as of June 30, 2014:

(a)     Represents cash on hand used by the Company to fund a portion of the purchase of Clean Earth.

(b)    The following reflects the adjustments necessary to reflect: (i) the preliminary purchase price allocation; (ii) redemption of historical Clean Earth indebtedness; (iii) elimination of historical Clean Earth stockholders' equity; and (iv) assignment of noncontrolling shareholder interest derived from the equity value contributed by noncontrolling shareholders.

June 30, 2014
Property, plant and equipment	$20,234
Intangible assets	71,197
Goodwill	23,406
Current Portion of long-term debt	2,890
Long-term debt	79,724
Deferred tax liability	38,175
Elimination of historical equity	93,297
Establishment of noncontrolling interest	(2,275)
$326,648

(c) Represents the elimination of Clean Earth's historical deferred debt issuance costs.

(d) Represents the acquisition costs incurred in connection with the acquisition. The acquisition costs have been accrued on the balance sheet at June 30, 2014 in Accrued expenses and also included in Accumulated deficit. These acquisition expenses have not been reflected on either statement of operations included in the Current Report on Form 8-K.

(e) In addition to the $79,724 of historical Clean Earth long-term debt redeemed as noted in (b) above, this adjustment reflects $158,700 of Revolver borrowings used to fund a portion of the Clean Earth acquisition.

Statement of Operations

The following adjustments correspond to those included in the unaudited condensed combined pro forma statements of operations for all periods presented:

(f) To record the adjustment to depreciation expense included in costs of sales for the revised property, plant and equipment amount associated with the preliminary allocation of the purchase price.

	For the year ended December 31, 2013	For the six months ended June 30, 2014
Historical depreciation expense	$(4,890)	$(2,509)
Revised depreciation expense	6,316	3,158
	$1,426	$649

(g) To record the adjustment to depreciation expense included in selling, general and administrative expense for the revised property, plant and equipment amount associated with the preliminary allocation of the purchase price.

	For the year ended December 31, 2013	For the six months ended June 30, 2014
Historical depreciation expense	(249)	(134)
Revised depreciation expense	332	166
	83	32

(h) To record the termination of the management fee paid to the prior manager of Clean Earth and record the annual management fee payable to Compass Group Management (our Manager) calculated as 2% of the aggregate purchase price of Clean Earth.

	For the year ended December 31, 2013	For the six months ended June 30, 2014
Historical management fee	(1,003)	(506)
Revised management fee	4,860	2,430
	3,857	1,924

(i) To record the adjustment to amortization expense for the revised intangible assets associated with the preliminary allocation of the purchase price. See Note 2 for the detail on intangible assets acquired.

	For the year ended December 31, 2013	For the six months ended June 30, 2014
Historical amortization expense	(1,569)	(912)
Revised amortization expense	6,744	3,372
	5,175	2,460

(j) To record the reversal of historical Clean Earth interest expense and record the interest expense associated with the $187.2 million of revolver borrowings in 2013 and $158.7 million in 2014 used to partially fund the acquisition, offset by lower commitment fees (unused fees). The annual interest rate assumed was 3.74% in 2013 and 2.75% in 2014.

	For the year ended December 31, 2013	For the six months ended June 30, 2014
Historical interest expense	7,238	2,774
Revised interest expense	(5,596)	(1,785)
	1,642	989

Note 2. Purchase Price Allocation and Valuation Assumptions

The following table summarizes the preliminary purchase price for the Clean Earth acquisition (in thousands):

Acquisition Consideration
Aggregate purchase price	$243,000
Working capital adjustment	6,209
Cash acquired	3,683
Total estimated purchase price	$252,892

The purchase price is preliminary and is subject to adjustment based upon the difference between the estimated net working capital to be transferred and the actual amount of working capital transferred on the date of closing. The initial purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The purchase price allocation is preliminary pending a final determination of the fair values of the assets and liabilities. The table below provides the provisional recording of assets acquired and liabilities assumed as of the acquisition date. The amounts recorded for property, plant and equipment, intangible assets and goodwill are preliminary pending finalization of valuation efforts.

Amounts recognized as of Acquisition Date
(in thousands)

Assets:
Cash	$3,683
Accounts receivable, net	41,821
Property, plant and equipment	43,737
Intangible assets	134,847
Goodwill	109,334
Other current and noncurrent assets	8,449
Total assets	$341,871

Liabilities and noncontrolling interest:
Current liabilities	27,205
Other liabilities	151,158
Deferred tax liability	58,827
Noncontrolling interests	$2,275
239,465

Net assets acquired	102,406
Noncontrolling interest	2,275
Intercompany loans	$146,276
$250,957
Transaction costs incurred	$1,935
Total	$252,892

The preliminary allocation presented above is based upon management's estimate of the fair values using valuation techniques including income, cost and market approaches. In estimating the fair value of the acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected future growth rates and estimated discount rates. Current and noncurrent assets and current and other liabilities are estimated at their historical carrying values. Property, plant and equipment is valued through a preliminary purchase price appraisal and will be depreciated on a straight-line basis over the respective remaining useful lives. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and non-contractual relationships, as well as expected future synergies. The Company does not expect the goodwill balance to be deductible for tax purposes.

The identified intangible assets are definite lived intangibles and will be amortized over the estimated useful life assigned to the underlying intangible asset. The intangible assets preliminarily recorded in connection with the Clean Earth acquisition are as follows (in thousands):

Intangible assets	Amount	Estimated Useful Life

Customer relationships	25,430	15 years
Permits	89,792	40 years
Airspace	2,625	16 years
Tradename	17,000	20 years
	$134,847

The customer relationships intangible asset was valued at $25.4 million using an excess earnings methodology, in which an asset is valuable to the extent it enable its owners to earn a return in excess of the required returns on and of the other assets utilized in the business. Customer relationships intangible asset was derived using a risk-adjusted discount rate of 12.0%. The permits intangible asset was valued using a with/without discount cash flow analysis using a discount rate of 12%. The tradename intangible asset was valued using a royalty savings methodology, in which an asset is valuable to the extent that the ownership of the asset relieves the company from the obligation of paying royalties for the benefits generated by the asset. The key assumptions of this analysis were a royalty rate of 2.5% of revenue, a royalty base equal to 100% of Clean Earth's total revenue and a risk-adjusted discount rate of 11%. The historical carrying value of the airspace intangible asset value approximated fair value and no step-up was recorded related to the airspace intangible.